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                                                                     EXHIBIT 4.2


         THIS IS A GLOBAL SECURITY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                      DELPHI AUTOMOTIVE SYSTEMS CORPORATION

                       % NOTE DUE      CUSIP NO.

         DELPHI AUTOMOTIVE SYSTEMS CORPORATION, a Delaware corporation (hereinafter called the "Corporation"), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of
                   ($         ) at the office or agency of the Corporation for
such purpose in the Borough of Manhattan, The City of New York, on [month/day],
    , in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and
to pay interest on said principal sum at the rate of   % per annum at the office
or agency of the Corporation in the Borough of Manhattan, The City of New York, in like coin or currency from the [last] fifteenth day of [month] or [month] as the case may be, to which interest on the Notes has been paid preceding the date hereof (unless the date hereof is a [month/day] or [month/day] to which interest has been paid, in which case from the date hereof, or unless no interest has been paid on the Notes since the original issuance of this Note, in which case from [date of issue]), semi-annually on [month/day] and [month/day], until payment of said principal sum has been made or duly provided for. Notwithstanding the foregoing, if the date hereof is after [month/day] or [month/day], as the case may be, and before the following [month/day] or [month/day], this Note shall bear interest from such [month/day] or [month/day]; provided, however, that if the Corporation shall default in the payment of interest due on such [month/day] or [month/day], then this Note shall bear interest from the next preceding [month/day] or [month/day] to which interest has been paid or, if no interest has been paid on the Notes since the original issuance of the Notes, from [date of issue]. The interest so payable on any [month/day] or [month/day] will, subject to certain exceptions provided in the Indenture referred to below, be paid to the person in whose name this Note is registered at the close of business on the last [fifteenth] day of the calendar month preceding such [month/day] or [month/day]. At the option of the Corporation, interest may be paid by check to the registered holder hereof entitled thereto at his last address as it appears on the registry books or by wire transfer of immediately available funds if the registered holder hereof holds $10,000,000 or more in aggregate principal amount of Notes, and principal may be paid by check to the registered holder hereof or other person entitled thereto against surrender of this Note.

         This Global Note is one of a duly authorized issue of debentures, notes, bonds or other evidences of indebtedness of the Corporation (hereinafter called the "Securities") of the series


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hereinafter specified, all issued or to be issued under and pursuant to an
indenture dated as of         , 1999 (herein called the "Indenture"), duly
executed and delivered by the Corporation to The First National Bank of Chicago, Trustee (herein called the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Corporation and the holders of the Securities. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), and may otherwise vary as in the Indenture provided. This Note is one
of [number] Global Notes which together represent all of the Corporation's   %
Notes Due         limited in aggregate principal amount to $         (the
"Notes"). The terms of this series are set forth in a resolution of the
Committee of the Board of Directors of the Corporation dated            (the
"Resolution").

         In case an Event of Default, as defined in the Indenture, with respect to the Notes shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

         The Indenture contains provisions permitting the Corporation and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding (as defined in the Indenture) of all series to be affected (voting as one class), evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Securities of each such series or any Coupons appertaining to such Securities; provided, that no such supplemental indenture shall (i) change the fixed maturity of any Securities, or reduce the principal amount thereof (or premium, if any), or reduce the rate or extend the time of payment of any interest or Additional Amounts thereon or reduce the amount due and payable upon acceleration of the maturity thereof or the amount provable in bankruptcy, or make the principal of (premium, if any) or interest, if any, or Additional Amounts, if any, on any Security payable in any coin or currency other than that provided in such Security, (ii) impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof (or, in the case of redemption, on or after the redemption date therefor) or (iii) reduce the aforesaid percentage of Securities, the consent of the Holders of which is required for any such supplemental indenture, or the percentage required for the consent of the Holders to waive defaults, without the consent of the Holder of each Security so affected. Any such consent or waiver by the Holder of this Global Note shall be conclusive and binding upon such Holder and upon all future Holders of this Global Note and of any Global
Note issued upon the registration of transfer hereof or in lieu hereof, whether or not notation for such consent or waiver is made upon this Global Note.

         No reference herein to the Indenture and no provision of this Global Note or of the Indenture shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay the principal of and interest on this Global Note at the place, at the respective times, at the rate, and in the coin or currency, herein prescribed.




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         This Note may not be redeemed prior to                 . On and after
this Note is subject to redemption upon not less than 30 nor more than 60 days notice by mail, at any time, as a whole or in part, at the election of the Corporation, at the redemption price equal to 100% of the principal amount, together with accrued interest thereon to the redemption date.

         Upon due presentment for registration of transfer of this Global Note at the office or agency designated and maintained by the Corporation for such purpose in the Borough of Manhattan, The City of New York, pursuant to the provisions of the Indenture, a new Global Note for an equal aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

         The Corporation, the Trustee and any authorized agent of the Corporation or the Trustee may deem and treat the Holder in whose name this Global Note is registered as the absolute owner of this Note (whether or not this Note shall be overdue), for the purpose of receiving payment of, or on account of, the principal hereof and premium, if any, and subject to the provisions contained herein, interest hereon, and for all other purposes, and neither the Corporation nor the Trustee nor any authorized agent of the Corporation or the Trustee shall be affected by any notice to the contrary.

         No recourse under or upon any obligation, covenant or agreement of the Corporation in the Indenture or any indenture supplemental thereto or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any past, present or future incorporator, stockholder, officer or director, as such, of the Corporation or of any successor corporation, either directly or through the Corporation or any successor corporation, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

         At the option of the Corporation and upon satisfaction of certain conditions specified in the Indenture and the Resolution, either (a) the Corporation shall be deemed to have paid and discharged the entire indebtedness on the Notes or (b) the Corporation need not comply with any term, condition, provision or covenant contained in the Indenture and the Resolution, in each case upon the deposit by the Corporation with the Trustee in trust for the Holders of the Notes of an amount of funds or obligations issued or guaranteed by the United States of America sufficient to pay and discharge upon the stated maturity thereof the entire indebtedness evidenced by the Notes, all as provided in the Indenture and the Resolution.

         Terms used herein which are defined in the Indenture shall have the respective meanings assigned thereto in the Indenture.









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         This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture.

         WITNESS THE SEAL OF THE Corporation AND THE SIGNATURES OF ITS DULY AUTHORIZED OFFICERS.

                                    Delphi Automotive Systems Corporation
Dated:

                                    By:
                                       -----------------------------------------
                                             Title:

(SEAL)
                                    By:
                                       -----------------------------------------
                                             Title:

















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                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the securities of the series designated therein referred to in the within-mentioned Indenture.

                                      THE FIRST NATIONAL BANK OF CHICAGO,
                                               as Trustee,


                                      By:
                                         ---------------------------------------
                                               Authorized Signatory

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR
            OTHER
IDENTIFYING NUMBER OF ASSIGNEE
------------------------------

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--------------------------------------------------------------------------------
Please print or typewrite name and address including postal zip code of assignee

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the within Global Note of DELPHI AUTOMOTIVE SYSTEMS CORPORATION and hereby irrevocably constitutes and appoints
                                                                     attorney to
transfer said Global Note on the books of the within-named Corporation, will full power of substitution in the premises.

Dated:
                           SIGN HERE
                                    --------------------------------------------

                                      NOTICE: The signature of this assignment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement or any change whatever.

                                      SIGNATURE GUARANTEED





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